Exhibit 107

Calculation of Filing Fee Tables

Form F-10
(Form Type)

Seabridge Gold Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares (no par value)		(1)	(1)	-		-	-

	Debt	Debt Securities		(1)	(1)	-		-	-
	Other	Warrants		(1)	(1)	-		-	-
	Other	Subscription Receipts		(1)	(1)	-		-	-
	Other	Units		(1)	(1)	-		-	-
	Unallocated (Universal) Shelf	-	457(o)	(1)	(1)	$750,000,000	(2)	$0.0001102	$82,650
Total Offering Amounts						$750,000,000			$82,650
Total Fee Offsets									$65,512.59	(3)
Net Fee Due (3)									$17,137.41

(1)	There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of Common Shares, Debt Securities, Warrants, Subscription Receipts and Units of Seabridge Gold Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed US$750,000,000 (or its equivalent in any other currency used to denominate the securities).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)

A registration fee of US$78,899.64 was previously paid with respect to securities registered under the Registrant's registration statement on Form F-10 filed on December 3, 2020 (No. 333-251081) (the “Prior Registration Statement”), pertaining to the registration of US$775,000,000 of securities of the Registrant, of which US$600,482,034 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act.

Pursuant to Rule 457(p) under the Securities Act of 1933, this registration statement includes US$600,482,034 of unsold securities that were previously registered under a Registration Statement on Form F-10 with the Securities and Exchange Commission on December 3, 2020 (File No. No. 333-251081) (the "Prior Registration Statement”). A filing fee of $78,899.64 with respect to an aggregate of $775,000,000 of securities was paid in connection with the filing of the Prior Registration Statement, which will continue to be applied to the unsold securities included on this registration statement. Of the $775,000,000 of securities registered on the Prior Registration Statement, for which a contemporaneous fee payment of $78,899.64 was paid, $600,482,034 of the securities remain unsold, leaving $65,512.59 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement).

As the total filing fee required for this Registration Statement is US$82,650, taking into consideration the available offset of $65,512.59 from the Prior Registration Statement, the Registrant has accordingly transmitted US$17,137.41 otherwise due for this Registration Statement.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $750,000,000 of securities being registered hereby in the amount of $82,650 is offset by $65,512.59 in registration fees previously paid by the registrant with respect to securities that were registered but not issued pursuant to the Prior Registration Statement. Accordingly, the Registrant has transmitted US$17,137.41 otherwise due for this Registration Statement.. Concurrently with the filing of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Seabridge Gold Inc.	F-10	333-251081	December 2, 2020		$65,512.59	Unallocated (Universal) Shelf	(1)	N/A	$600,482,034
Fee Offset Sources	Seabridge Gold Inc.	F-10/A	333-251081		December 3, 2020						$65,512.59	(2)

(1)	See Note (1) under Table 1 above.

(2)	See Note (3) under Table 1 above.